BY LAWS OF SUBSIDIARY
                                    BYLAWS
                                     OF
                             ISURRENDER.COM, INC.
                           A California Corporation
       (Name changed to "FULL MOON UNIVERSE, INC." as of July 26, 2000)

ARTICLE I
OFFICES

          Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be located at such place as the Board of Directors shall from time to time determine.

          Section 2. OTHER OFFICES. Other offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.


ARTICLE II
SHAREHOLDERS' MEETINGS

          Section 1. TIME. An annual meeting for the election of directors and for the transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix. The time of the annual meeting shall be at 9:00 a.m. on the first day of February, not falling on a weekend or holiday, unless otherwise chosen by the Board.

          Section 2. PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of California, as the directors may from time to time fix. Whenever the directors shall fail to fix such place, the meetings shall be held at the principal executive office of the corporation.

          Section 3. CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting being called.

          Section 4. NOTICE. Written notice shall be given for each meeting, stating the place, day and hour of each meeting. In the case of a special meeting, the general nature of the business to be transacted must be included in the notice. In the case of an Annual Meeting, notice of those matters which the Board of Directors must give in accordance with the California General Corporation Law before the date of the meeting, shall be given by mail, personally, or by other means of written communication, charges prepaid by or at the direction of the directors, the President, if any, the Secretary or the officer or persons calling the meeting, addressed to each Shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located. Such notice shall be deemed to be delivered when deposited in the United States mail with first class postage prepaid, or sent by other means of written communication addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by management for election. At an annual meeting of Shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the California General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the California General Corporation Law. When a meeting is adjourned to another place and time, notice of the adjourned meeting need not be given if the time and place thereof is announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

          Section 5. CONSENT. The transaction of any meeting, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to objection to consideration of matters required by the California General Corporation Law to be included in the notice if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (f) of Section 601 of the California General Corporation Law, neither the business to be transacted at any regular or special meeting nor the purpose of any regular or special meeting need be specified in any written waiver of notice.

           Section 6. CONDUCT OF MEETING. Meetings of the Shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, if any, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the Shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          Section 7. PROXY REPRESENTATION. Every Shareholder may authorize another person or persons to act as his proxy at a meeting or by written action. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the California General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization signed by a Shareholder or a Shareholder's attorney-in-fact giving another person or persons power to vote or consent in writing with respect to the shares of such Shareholder, and "signed" as used herein, shall be deemed to mean the placing of such Shareholder's name on the proxy whether by manual signature, typewriting, telegraphic transmission or otherwise by such Shareholder or such Shareholder's attorney-in-fact. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the California General Corporation Law.

Section 8. INSPECTORS - APPOINTMENT. In advance of any meeting, the Board of Directors may appoint any persons as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of Shareholders may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election, or persons to replace any of those who so fail or refuse. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares represented shall determine whether one (1) or three (3) inspectors are to be appointed.

          The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, received votes, ballots, if any, or consents. The inspectors of election shall also hear and determine all challenges and questions in any way arising in connection with the rights to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

          Section 9. SUBSIDIARY CORPORATION. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, more than twenty-five percent (25%) of the shares of which are owned by this corporation.

          Section 10. QUORUM; VOTE; WRITTEN CONSENT. The presence in person or by proxy of the holders of a majority of the voting shares shall constitute a quorum at a meeting of Shareholders for the transaction of any business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

          A plurality of the votes shall elect the directors. No Shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate's name or the candidates' names have been placed in nomination prior to the voting and the Shareholder has given, notice at the meeting prior to the voting of the Shareholder's intention to cumulate the Shareholder's votes. If any one Shareholder has given such notice, all Shareholders may cumulate their votes for such candidates in nomination.

          Except as otherwise provided by the California General Corporation Law, the Articles of Incorporation or these bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

          Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the California General Corporation Law, the Articles of Incorporation or these bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any Shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at last ten (10) days before the consummation of the action authorized by such approval. If a corporate action is taken without a meeting and approved by less than unanimous written consent of the Shareholders, then prompt notice (but in no event more than ten (10) days) after that action shall be given to those Shareholders entitled to vote who have not consented in writing.

          Section 11. BALLOT. Elections of directors at a meeting need not be by ballot unless, before the voting begins, a Shareholder demands election by ballot. In all other matters, voting need not be by ballot.

          Section 12. SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions, an agreement between two or more Shareholders of the corporation, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in
Section 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

ARTICLE III
BOARD OF DIRECTORS

1.           Section   FUNCTIONS.  The business and affairs of the corporation
shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

             Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

2.           Section   EXCEPTION FOR CLOSE CORPORATION. Notwith- standing the
provisions of Section 1 of this Article, in the event that this corporation shall elect to become a close corporation as defined in Section 158 of the California General Corporation Law, its Shareholders may enter into a Shareholders' Agreement as provided in Section 300(b) of the California General Corporation Law. Said Shareholders' Agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided however such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon directors as provided in Section 300(d) of the California General Corporation Law.

3.           Section   QUALIFICATIONS AND NUMBER.  A director need not be a
shareholder of the corporation, a citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of Directors until further changed shall be one. Subject to the foregoing provisions, the number of directors may be changed from time to time by an amendment of these bylaws adopted by the Shareholders. Any such amendment reducing the number of directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in writing in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

4.           Section   ELECTION AND TERM. The initial Board of Directors shall
consist of the persons elected at the meeting of the incorporator, all of whom shall hold office until the first annual meeting of Shareholders and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors, directors who are elected at an annual meeting of Shareholders, or directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of Shareholders and until their successors have been elected and qualified. The interim between annual meetings of Shareholders or of special vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the Shareholders, and any other vacancies resulting from the removal of directors not filled at the meeting of Shareholders at which any such removal has been effected (if the Articles of Incorporation or a bylaw adopted by the Shareholders so provides) may be filled by the vote of a majority of the directors then in office or by the sole remaining director, although less than a quorum exists. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

             The Shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent shall require the consent of a majority of the shares.

5.           Section   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
AGENTS. The corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in
Section 317 of the California General Corporation Law. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

6.           Section      MEETINGS.

A. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

B. PLACE. Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice, or, if there is no notice given, at the place designated by resolution of the Board of Directors, or if there is no resolution of the Board of Directors, it shall be held at the corporation's principal executive office.

C. CALL. Meetings may be called by the Chairman of the Board, if any and acting, by the Vice Chairman of the Board, if any, by the President, if any, by any Vice President or Secretary or by any two directors.

D. NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four (4) days notice by mail or upon at least forty-eight (48) hours notice delivered personally or by telephone or telegraph. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to such director prior thereto or at its commencement. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

7.           Section   SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION.  In
the event only one director is required by the bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

8.           Section   QUORUM AND ACTION.  A majority of the authorized number
of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the authorized number of directors or at least one (1) director, whichever is larger, or unless the authorized number of directors is only one. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these bylaws and the California General Corporation Law may otherwise provide, any act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Any director who participates at a meeting through such use shall be deemed present, in person, at such meeting.

9. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.
 .
10.           Section    CHAIRMAN OF THE MEETING.  The Chairman of the Board, if
any, and if present and acting, or the Vice Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the President, if any, and present and acting, or any director chosen by the Board shall preside.

11.           Section   REMOVAL OF DIRECTORS.  The entire Board of Directors or
any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

12.           Section   COMMITTEES.  The Board of Directors, by resolution
adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors except such authority as may not be delegated by the provisions of the California General Corporation Law.

13.           Section   INFORMAL ACTION.  The transactions of any meeting of the
Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before of after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

14.           Section   WRITTEN ACTION.  Any action required or permitted to be
taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

15.           Section   FEES AND COMPENSATION.  If the Board of Directors fixes
or determines by resolution, directors and members of committees may receive compensation for their services and reimbursement for expenses.


ARTICLE V
OFFICERS

1.           Section   OFFICERS.  The officers of the corporation shall be a
Chairman of the Board or a President or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article.  One person may hold two or more offices.

2. Section ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified, whichever comes first.

3.           Section    SUBORDINATE OFFICERS, ETC.  The Board of Directors may
appoint and may empower the Chairman of the Board or the President or both of them to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, and have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

4.           Section   REMOVAL AND RESIGNATION.  Any officer may be removed,
either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Additionally, such authority may be delegated to any officer by the Board of Directors. Notwithstanding the foregoing, any such removal shall be subject to the rights, if any, of an officer under any contract of employment.

5. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation (without prejudice, however, to the rights, if any, of the corporation under any contract to which the officer is a party). Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.           Section   VACANCIES.  A vacancy in any office because of death,
resignation, removal, or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

7.           Section   CHAIRMAN OF THE BOARD.  The Chairman of the Board, if
there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the bylaws. If the office of President is vacant, the Chairman of the Board shall be the general manager and chief executive officer of the corporation and shall perform the duties of the President as set forth in Section 7 of this Article. He shall preside as Chairman at all meetings of the Shareholders unless otherwise determined by the Board of Directors.

8.           Section   PRESIDENT.  Subject to such supervisory powers, if any,
as may be given by the Board of Directors to the Chairman of the Board, if there is to be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

9.           Section   VICE PRESIDENT.  In the absence or disability of the
President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws.

10.           Section   SECRETARY.  The Secretary shall keep, or cause to be
kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and Shareholders, with the time and place of holding, whether the meeting was regular or special and if special, how the meeting was authorized, how the notice was given, the names of those present at directors' meetings, the number of shares present or represented at Shareholders meetings and the proceedings thereof.

11. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

12. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and such other duties as may be prescribed by the Board of Directors or by the bylaws.

13.           Section   CHIEF FINANCIAL OFFICER.  This officer shall keep and
maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

14. This officer shall deposit all monies and other valuables in the name and to the credit of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all the corporation's transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

ARTICLE V
CERTIFICATES AND TRANSFERS OF SHARES

          Section 1. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, which may be prescribed by the California Corporate Securities Law and any other applicable provision of the law. Each such certificate issued shall be signed in the name of the corporation by the Chairman of the Board, if any, or the Vice Chairman of the Board of Directors, if any, the President, if any, or a Vice President if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate shares shall set forth thereon the statements prescribed by Section 409 of the California General Corporation Law.

          Section 2. LOST OR DESTROYED CERTIFICATES FOR SHARES. The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issuance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 3. SHARE TRANSFERS. Upon compliance with any provisions of the California General Corporation Law and/or the California Corporate Securities Law which may restrict the transferability of shares, transfers of shares of the corporation shall be made only on the record of Shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

           Section 4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days or fewer than ten (10) days prior to the date of such meeting or more than sixty (60) days prior to any other action.

          If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the date on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

          A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

          Except as may be otherwise provided by the California General Corporation Law, Shareholders on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

          Section 5. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President or any other person authorized by resolution of the Board of Directors.

          Section 6. MEANING OF CERTAIN TERMS. As used in these bylaws, with respect to the right to notice of a meeting of Shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "Shareholder" or "Shareholders" refers to outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the California General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          Section 7. CLOSE CORPORATION CERTIFICATES. All certi-ficates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Section 418(c) of the California General Corporate Law.

ARTICLE VI
EFFECT OF SHAREHOLDERS' AGREEMENT-
CLOSE CORPORATION

          Any Shareholders' agreement authorized by Section 300(b) of the California General Corporation Law shall only be effective to modify the terms of these bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 of the California General Corporation Law and shall terminate when this corporation ceases to be a close corporation, except that if the agreement so provides, it shall continue to the extent it is enforceable. Such an agreement cannot waive or alter Section 158 (defining close corporation), Section 202 (requirements of Articles of Incorporation), Sections 500 and 501 (relative to distributions),
Section 111 (merger), Section 1201(e) (reorganization or Chapters 15 (Records and Reports), Chapter 16 (Rights of Inspection), Chapter 18 (Involuntary Dissolution) or Chapter 22 (Crimes and Penalties) of the California General Corporation Law. Any other provisions of the Code or these bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these bylaws shall be applicable.

ARTICLE VII
CORPORATE CONTRACTS AND INSTRUMENTS-
HOW EXECUTED

          The Board of Directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purposes or any amount, except as provided in Section 313 of the Corporations Code.

ARTICLE VIII
CONTROL OVER BYLAWS

          After the initial Corporation's bylaws shall have been adopted by the Board of Directors of the corporation, the bylaws may be amended or repealed or new bylaws may be adopted by the Shareholders entitled to exercise a majority of the voting power or by the Board of Directors; provided, however, that the Board of Directors shall have no control over any bylaw which fixes or changes the authorized number of directors of the corporation; provided, further, that any control over the bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid Shareholders to amend or repeal the bylaws or to adopt new bylaws; and provided further that any bylaw amendment or new bylaw which changes the minimum number of directors to fewer than five (5) shall require authorization by the greater proportion of voting power of the Shareholders as hereinbefore set forth.

ARTICLE IX
BOOKS AND RECORDS-STATUTORY AGENT

          Section 1. RECORDS: STORAGE AND INSPECTION. The corporation shall keep at its principal executive office in the State of California, or, if its principal executive office is not in the State of California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any Shareholder furnish a copy of the bylaws as amended to date.

          The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and committees, if any, of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

          Section 2. RECORD OF PAYMENTS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

          Section 3. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred (100) Shareholders, the Board of Directors shall not be required to cause to be sent to the Shareholders of the corporation the annual report prescribed by Section 1501 of the California General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the California Corporate Securities Law, shall direct the sending of same.

          Section 4. AGENT FOR SERVICE. The name of the corporation's initial agent for service of process within the State of California is Michael Wolf.

          Section 5. These bylaws supersede any and all bylaws previously adopted by the corporation.

CERTIFICATE OF SECRETARY


          I, the undersigned, do hereby certify that:

          1. I am the duly elected, qualified and acting Secretary of iSurrender.com, Inc., a California corporation.

          2. The attached bylaws of said corporation were duly adopted as the bylaws thereof by an action by unanimous written consent of the Board of Directors of said corporation, effective November 29, 1999, and the same do now constitute the bylaws of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand as of the 29th day of November, 1999.



                              _______________________________
                              Charles Band, Secretary